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                                State of Delaware

                        Office Of the Secretary Of State

       I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE DO
          HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE
        CERTIFICATE OF AMENDMENT OF "DLC ACQUISITION CORP." CHANGING ITS
     NAME FROM "DLC ACQUISITION CORP." TO "DLC CORP.", FILED IN THIS OFFICE
            ON THE TENTH DAY OF AUGUST, A.D. 1998, AT 9 O'CLOCK A.M.
         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW
                        CASTLE COUNTY RECORDER OF DEEDS.












      /s/ Edward J. Freel                  Edward J. Freel, Secretary of State


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              DLC ACQUISITION CORP.


         It is hereby certified that:

         1. The name of the Corporation (hereinafter called the "Corporation") is DLC Acquisition Corp. The date of incorporation is April 28, 1998.

         2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article.

         "FIRST": The name of the corporation (hereinafter called the "corporation") is DLC Corp.

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted AND WRITTEN CONSENT HAS BEEN GIVEN in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Richard A. Liese, its Vice President on this 10th day of August, 1998.


                                                       By: /s/ Richard A. Liese
                                                               -----------------
                                                               Richard A. Liese
                                                               Vice President


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